Exhibit 99.1

For further information,
Contact: Lani Jordan
(651) 355-4946
lani.jordan@chsinc.com

CHS Inc. announces leadership team changes

ST. PAUL (June 27, 2014) - CHS Inc., the nation’s leading farmer-owned cooperative and a global energy, grains and foods company, today announced the retirement of a member of its leadership team and changes in responsibility for two others.
John McEnroe, executive vice president, CHS Country Operations - consisting of company-owned, locally governed retail business units and its CHS Nutrition and CHS Sunflower operations - will retire Dec. 31, 2014. Lynden Johnson, currently executive vice president, CHS Business Solutions, has been promoted to executive vice president, CHS Country Operations. Lisa Zell, currently executive vice president and general counsel, has been promoted to executive vice president, CHS Business Solutions. Both Johnson and Zell will continue in their current roles through the end of fiscal 2014 on Aug. 31, 2014, and assume their new positions on Sept. 1, 2014.
A search for a new executive vice president and general counsel is underway.
McEnroe retires after a 35-year career. He joined the cooperative system as a manager trainee and held a variety of grain marketing and retail management positions, including being named regional director in 1984, vice president in 2000, and senior vice president in 2003. In 2012, he was promoted to his current role as executive vice president, CHS Country Operations. Throughout his career, McEnroe has played a key role in this division’s growth. Today CHS Country Operations serves 75,000 producers through about six dozen company-owned, locally governed retail business units.
Johnson joined CHS in 2005 as vice president of Member Services, following two decades in local cooperative management in North Dakota and Minnesota. In 2008, he was named vice president, Business Solutions Consulting, and in 2010 he was named senior vice president, Business Solutions. He was promoted to his current role of executive vice president, Business Solutions, in 2012. In his new role, Johnson is charged with pursuing continued growth opportunities that add value for CHS owners through the company’s local retail operations, animal nutrition and sunflower businesses.
    In her new role, Zell will lead programs and products that support cooperatives, agribusinesses and producers that are offered through CHS Aligned Solutions, CHS Capital, CHS Hedging and CHS Insurance. She joined CHS in 1999 as a corporate attorney, was named senior attorney in 2003, principal legal counsel in 2008 and senior vice president and general counsel in 2010. In 2012, she was promoted to executive vice president and general counsel.
CHS Inc. (www.chsinc.com) is a leading global agribusiness owned by farmers, ranchers and cooperatives across the United States. Diversified in energy, grains and foods, CHS is committed to helping its customers, farmer-owners and other stakeholders grow their businesses through its domestic and global operations. CHS, a Fortune 100 company, supplies energy, crop nutrients, grain marketing services, animal feed, food and food ingredients, along with business solutions including insurance, financial and risk management services. The company operates petroleum refineries/pipelines and manufactures, markets and distributes Cenex® brand refined fuels, lubricants, propane and renewable energy products.

This document contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company undertakes no obligations to publicly revise any forward-looking statements to reflect future events or circumstances. For a discussion of additional factors that may materially affect management's estimates and predictions, please view the CHS Inc. annual report filed on Form 10-K for the year ended Aug. 31, 2013, which can be found on the Securities and Exchange Commission web site (www.sec.gov) or on the CHS web site www.chsinc.com.